EXHIBIT 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Exploration of Strategic Alternatives

GREENVILLE, Wis., October 9, 2019 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading provider of innovative products, learning materials and solutions that support integrated learning environments today announced that its Board of Directors, in conjunction with its legal and financial advisors, has commenced a formal process to explore and evaluate potential strategic alternatives focused on maximizing shareholder value.  The Company has previously disclosed that it has been working with a financial advisor to address its capital structure and has expanded these efforts to include the review of a full range of strategic and financing alternatives, which may include a sale of the Company or other business combination.  The Board will carefully evaluate and consider all potential options and will make a decision that reflects the best interest of all shareholders.  Our entire team remains committed to serving our customers throughout this process.

“School Specialty’s Board of Directors is fully committed to the evaluation and consideration of all potential strategic alternatives while we continue to support the Company’s employees in their important mission to deliver innovative products and solutions to our valued customers,” said Gus Halas, Chairman of School Specialty.  “We strongly believe that fully exploring multiple paths is in the best interest of our employees, suppliers, financial partners and shareholders.”

The Company’s Board has not established a timetable for this process and has not made any decisions related to any potential strategic alternatives at this time.  Accordingly, there can be no assurance that this process will ultimately result in a transaction or what the timing would be.  The Company will not provide further updates unless it determines that additional disclosure is appropriate and necessary.  Houlihan Lokey is acting as financial advisor to the Company.  Godfrey & Kahn, S.C. is acting as legal advisor.

About School Specialty, Inc.

School Specialty designs, develops and delivers the broadest assortment of innovative and proprietary products, programs and services to the education marketplace, including essential classroom supplies, furniture, educational technology, supplemental learning resources, science-based curriculum, and other unique products and services that enable educators across North America to transform more than classrooms. The Company applies its unmatched team of subject-matter experts and customized planning, development and project management tools to deliver its unique value proposition, which supports the social, emotional, mental, and physical safety of students – improving both their learning outcomes and school district performance.

School Specialty serves the U.S. and Canada with a multi-channel approach. For more information, visit https://corporate.schoolspecialty.com/ or connect with us on Facebook, Twitter, Instagram, and Pinterest. Find ideas, resources and inspiration by visiting our blog: https://blog.schoolspecialty.com/.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s expected financial results, future financial condition, results of operations, expectations, plans, or prospects constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Item 1A of School Specialty's Form 10-K for the fiscal year ended December 29, 2018, which risk factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Investor and Media Relations Contact

Mark Barbalato – FTI Consulting

Mark.Barbalato@fticonsulting.com

Tel: 212-850-5707